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                                                                   EXHIBIT 10.31

                                PROMISSORY NOTE

$52,369.52                                                         July 26, 1995

      For value received, Mitchell Blatt ("Maker") promises to pay to the order of SAS Acquisitions Inc., a Delaware corporation (the "Company"), at its offices in Roslyn, New York, or such other place as designated in writing by the holder hereof, the aggregate principal sum of $52,369.52. Maker will pay the aggregate principal sum in eight equal payments of 6,546.19 on each of the first eight anniversary dates o f the date hereof and, on each such date, Maker will pay interest accrued through such date at the rate specified below. This Note was issued pursuant to and is subject to the terms of the Executive Stock Agreement, dated as of July 26, 1995, among the Company and Maker and certain other Purchasers named therein.

      Interest will accrue on the outstanding principal amount of this Note at a rate equal to the lesser of (i) 8% per annum or (ii) the highest rate permitted by applicable law, and shall be payable at such time as the principal of this Note becomes due and payable.

      The amounts due under this Note are secured by a pledge of 4,000 shares of the Company's Class B Common Stock. In the event Maker fails to pay any amounts due hereunder when due, Maker shall pay to the holder hereof, in addition to such amounts due, all costs of collection, including reasonable attorneys fees.

      Maker, or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of Maker hereunder.
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      THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS, NOT THE LAWS OF
CONFLICTS, OF THE STATE OF NEW YORK.

                                           /s/ MITCHELL BLATT
                                           -------------------------
                                           MITCHELL BLATT


DATED: July 26, 1995